                                                                   EXHIBIT 99(a)

                             THE BANK OF WINTER PARK

                                      PROXY

           The undersigned hereby constitutes and appoints ____________, _______________, and _____________, or any of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of The Bank of Winter Park ("Winter Park") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Winter Park to be held at the main office of Winter Park which is located at 2006 Aloma Avenue, Winter Park, Florida, on ________________, 1997, at 7:00 p.m., local time, and at any adjournments or postponements thereof (the "Special Meeting"), upon the proposals described in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") and the Notice of Special Meeting of Shareholders, both dated __________, 1997, the receipt of which is hereby acknowledged by the undersigned, in the manner specified below.

     1. To approve the Agreement and Plan of Merger, dated May 22, 1997, between The Huntington National Bank ("Huntington Bank") and Winter Park, and the related Supplemental Agreement, dated May 22, 1997, among Huntington Bancshares Incorporated ("Huntington"), Huntington Bank, and Winter Park (collectively, the "Merger Documents"), and the transactions contemplated therein, including (i) the merger of Winter Park with and into Huntington Bank, and (ii) the conversion of each share of issued and outstanding Winter Park common stock into the right to receive whole shares of Huntington common stock (cash will be paid for any fractional shares), all as more fully described in the accompanying Proxy Statement/Prospectus.

              FOR   /  /              AGAINST   /  /             ABSTAIN   /  /

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as your name appears below and return this Proxy in the enclosed postage-paid envelope. When shares are held jointly, each shareholder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. In addition, please date this Proxy.

                                               --------------------------------
                                                             Signature

                                               --------------------------------
                                               Signature of other Shareholder
                                               (if held jointly)

                                               DATED:   _________________, 1997

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                THE BANK OF WINTER PARK AND MAY BE REVOKED AT ANY
                           TIME PRIOR TO ITS EXERCISE.